Exhibit 99.2
19 December 2023 Fourth Quarter and Fiscal Year 2023 Financial Results & Business Update Exhibit 99.2

© 2023 FuelCell Energy 2 This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of . The forward-looking statements include, without limitation, statements with respect to the anticipated financial results and statements regarding the plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the expected timing of completion of the ongoing projects, the business plans and strategies, the sales pipeline and future sales expectations, the capacity expansion and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise - rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; our ability to develop new products to achieve our long-term revenue targets; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies; and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to our capital budgets and investment plans, and impacts on the demand for our products, as well as other risks set forth in the filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended October 31, 2023. The forward-looking statements contained herein speak only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the expectations or any change in events, conditions or circumstances on which any such statement is based. The Company refers to non-GAAP financial measures in this presentation. The Company believes that this information is useful to understanding its operating results and assessing performance and highlighting trends on an overall basis. Please refer to the earnings release and the appendix to this presentation for further disclosure and reconciliation of non-GAAP financial measures. (As used herein, the term refers to generally accepted accounting principles in the U.S.) The information set forth in this presentation is qualified by reference to, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed with the SEC on December 19, 2023, and our earnings release for the fourth quarter and full fiscal year ended October 31, 2023, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 19, 2023. Safe Harbor Statement

FuelCell Energy Snapshot

Our purpose: Enable a world empowered by clean energy

Who we are

A global leader in electrochemical technology [1,2]

163	U.S. patents covering our fuel cell technology
368	patents in other jurisdictions covering our fuel cell technology
43	U.S. patents pending
124	patents pending in other jurisdictions
~600	Employees
1969	Founded
188	Modules in Commercial Operation [3]
3	Continents
FCEL	Listing: NASDAQ
HQ	Danbury, Connecticut

What we do


Produce
Capture
Decarbonize Power
An energy platform based on fuel cell technology
Produce Hydrogen
Supply
Store

[1] Patents held by FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc.
[2] As of October 31, 2023.
[3] As of December 2023; certain sites have multiple platforms. As an example, our 14 MW Derby, CT project site has five SureSource 3000 platforms containing a total of ten modules.

FuelCell Energy
© 2023 FuelCell Energy
3

© 2023 FuelCell Energy 4 Maintaining strong balance sheet and disciplined capital allocation 2 4 3 Continued execution on large projects and solid oxide capacity expansion 1 Progressing our growth plans, including advancing technology development, scaling our operations, and building our commercial relationships 5 Focusing on expanding markets, including Korea, and broader platform applications Key Messages Achieved technical readiness and joint announcement of plans to move forward with Rotterdam carbon capture project with ExxonMobil

© 2023 FuelCell Energy Q4 and Fiscal Year 2023 Financial Performance 5

© 2023 FuelCell Energy 6 Total revenue Net loss Net loss per share attributable to common stockholders Adjusted EBITDA 1 $22.5 $(29.5) $(0.07) $(30.8) $39.2 $(42.0) $(0.11) $(36.1) Q4 and Fiscal Year 2023 Financial Performance Q4 2023 Q4 2022 Total cash and short-term investment position (includes restricted cash) $403.3 as of October 31, 2023 2 (2)The $403.3M balance is comprised of $250.0M of Unrestricted Cash, $103.8M of Short-term Investments and $49.6M of Restricted Cash (1) Reconciliation of Adjusted EBITDA to most directly comparable GAAP financial measure is included in the appendix $123.4 $(108.1) $(0.26) $(102.9) $130.5 $(147.2) $(0.38) $(91.7) FY 2023 FY 2022 (Amounts in millions, except per share amounts)

© 2023 FuelCell Energy $0.114 $0.141 $0.944 $0.872 $0.023 $0.015 $0.009 Q4 2022 Q4 2023 $1.090 $1.028 Gross Loss and Operating Expenses ($M) Q4 Fiscal 2023 Financial Performance and Backlog Q4 2022 Q4 2023 Backlog as of October 31 ($B) Gross Loss Operating Expenses Service Generation Adv. Tech. Product Q1-2023 Total Revenue: $37.1M Revenue Breakdown ($M) Q4 2023 Total Revenue: $22.5M 47% 38% 19% Product Generation Advanced Technologies 7 $10.5 $8.5 $4.3 Note: Chart excludes Service Revenue of $(0.8)M $(15.2) $(1.5) $(27.5) $(35.0) 4Q22 4Q23

Liquidity Position

Cash Balance

- $403.3M[1] in unrestricted cash, restricted cash and equivalents and short-term investments

Capital Raising Activities

- Entered into project financing facilities, with total gross proceeds of ~$100.5M during fiscal year 2023
- Raised ~$97.4M in net proceeds from sale of shares during fiscal year 2023
- Tax equity transactions yielded ~$7.3M of net proceeds in Q4 '23; Additional ~$20.6M expected in Q1 '24
- Generated ~$15.8M in interest income during fiscal year 2023 through money market investments and U.S. Treasury securities, up $12.4M from fiscal year 2022

Capital Allocation

- Disciplined approach to capital allocation and cash management

Project Assets[2]

- $304.3M in project assets reflects progress in completing projects in backlog



Cash and Equivalents & Short-Term Treasury Securities ($M)
$192.1
$42.2
$149.9
$460.2
$28.0
$432.2
$481.0
$23.0
$458.1
$403.3
$49.6
$103.8
$250.0
10/31/20
10/31/21
10/31/22
10/31/23
Unrestricted
Short-term Investments
Restricted



Project Assets² ($M)
$190.6
$91.2
$99.4
$243.1
$126.8
$116.3
$262.4
$107.7
$154.7
$304.3
$90.6
$213.8
10/31/20
10/31/21
10/31/22
10/31/23
Completed
In Development

FuelCell Energy

[1] As of 10/31/2023
[2] Project assets consist of capitalized costs for fuel cell projects and excludes accumulated depreciation. Net of depreciation, project assets totaled $258.1 million as of 10/31/2023.

© 2023 FuelCell Energy

8

FY2024 Projected Investments for Future Growth

Investments to enable the Company to compete and meet the market needs in the medium-and-long-term

Total Planned Capital Expenditures of $60M to $75M for Fiscal Year 2024

- Calgary, Canada
  - Continued solid oxide production capacity expansion
- Torrington, CT
  - Next generation carbon capture production capacity ramp up
  - Carbon recovery demonstration plant to be completed in 2024

Total Planned Company Funded R&D Expenditures of $60M to $70M in Fiscal Year 2024 to Accelerate Commercialization of our Advanced Technologies Solutions

- Distributed hydrogen
- Hydrogen-based long duration energy storage
- Hydrogen power generation

Total Planned Investment of $15M to $25M in Project Assets in our Generation Portfolio Backlog in Fiscal Year 2024

- Prudent project leverage and monetization of tax incentives may offset a significant amount of the planned capital investment


Capital Expenditures ($M)
$6.4
$21.1
$39.3
$60 – $75
FY2021
FY2022
FY2023
FY2024E


Research and Development ($M)
$11.3
$34.5
$61.0
$60 – $70
FY2021
FY2022
FY2023
FY2024E


Generation Portfolio ($M)
$66.9
$25.6
$53.0
$15 – $25
FY2021
FY2022
FY2023
FY2024E

FuelCell Energy

9

© 2023 FuelCell Energy Business & Operational Updates 10

© 2023 FuelCell Energy Powerhouse Business Strategy Our Existing Platform to Support Growth for the Future Significant Market Opportunities • Invest • Extend process leadership • Broaden & deepen our team • Continue product innovations • Deepen participation in the developing hydrogen and carbon capture economy • Diversify our revenue streams by delivering products and services that support the global energy transition • Optimize the core business • Drive commercial excellence including building our sales pipeline • Expand geographically and by market SCALE INNOVATE GROW We are in a dynamic period of transition, investing across our business with a goal of supporting future long-term, profitable growth 11

Commercial Progress Update

Korea

- Entered into a long-term service agreement with Noeul Green Energy Co., Ltd. and assumed full O&M responsibility for their 20 MW fuel cell park
  - 14-year agreement
  - $75.6 million added to service backlog
- Additional sites totaling ~100 MW throughout Korea (currently serviced by POSCO Energy) remain an opportunity for long-term service agreements and module sales

North America and Europe

- 1 MW solid oxide power generation project awarded by a university in the Northeast U.S. [1]
- 2.8 MW carbonate power generation project with a municipality in California using biofuel as the feedstock [1]
- EDF Energy - Entered into a contract for a project exploring the viability of using hydrogen to decarbonize asphalt production
- Canadian Nuclear Laboratory – Entered into a feasibility and feed study focused on applying our solid oxide electrolysis platform alongside nuclear power to produce hydrogen for making eFuels

[1] These commercial project awards will not be binding unless and until definitive agreements are executed. These awards are not included in the Company's backlog as of October 31, 2023.

FuelCell Energy
© 2023 FuelCell Energy
12

Building the Sales Pipeline

Sales pipeline[1] in MWs as of 10/31/23


By type
18%
33%
49%
Power Generation
Electrolysis / Hydrogen
Carbon Capture / Recovery


By geography
15%
34%
51%
North America
EMEA
Asia Pacific

[1] Pipeline consists of ongoing commercial discussions that range from solutions discussion through contract negotiation; Pipeline does not represent signed agreements

Sales pipeline highlights:

- ~80% of pipeline leads are focused on advanced applications of our platforms:
  - Hydrogen production
  - Carbon capture and carbon recovery
- Leads in North America comprise 51% of the MW in the pipeline
  - Early indication on recent policy implementation

Themes driving pipeline growth and opportunities:

- Operating Tri-gen site available for potential customers visits
- Carbon recovery for food and beverage and other industrial users of CO_2
- Electrolysis – zero to low carbon hydrogen from renewable or nuclear power
- Time-to-power applications
- The U.S. hydrogen hubs
- Interest in carbon capture (direct flue capture)

New leads and potential customers being qualified and developed

Management intently focused on converting sales leads to contracts.

FuelCell Energy

13

Well-Positioned for Hydrogen Market Development

In operation: Tri-gen



FuelCell Energy's Tri-gen platform located at Toyota's port operation in Long Beach, California

- Achieved COD in the fourth calendar quarter of 2023
- Exporting power to Southern California Edison under the BioMAT tariff
- Producing up to 50kg of H_2 an hour
  - 2.3 – 2.8MW power
  - Up to 1,400 gal/day water
  - Up to 1,270 kg/day H_2

Current and future development: Hydrogen hubs



Selected Regional Clean Hydrogen Hubs
Pacific Northwest Hydrogen Hub
PNW H2
Heartland Hydrogen Hub
Heartland Hub (HH2H)
Midwest Hydrogen Hub
Midwest Alliance for Clean Hydrogen (MachH2)
California Hydrogen Hub
Alliance for Renewable Clean Hydrogen Energy Systems (ARCHES)
Appalachian Hydrogen Hub
Appalachian Regional Clean Hydrogen Hub (ARCH2)
Mid-Atlantic Hydrogen Hub
Mid-Atlantic Clean Hydrogen Hub (MACH2)
Gulf Coast Hydrogen Hub
HyVelocity H2Hub
Proposed H2 Facility
Selected H2Hubs
OCED

Total DOE funding committed to hydrogen hubs:

$7B+

- DOE has selected seven hydrogen hubs to act as a catalyst for accelerating the clean energy transition
- FuelCell Energy's technology is named in two hubs (marked with★), and we are in discussions with all seven
- Production Tax Credit (PTC) should accelerate the hydrogen market
- Delivery of SOEC unit to Idaho National Laboratory (INL) expected to demonstrate superior performance in efficiency versus competitors
- Tri-gen Toyota project demonstrates our ability to deliver solutions into H_2 hubs

FuelCell Energy
© 2023 FuelCell Energy
14

© 2023 FuelCell Energy 15 Derby, CT Project Advancement • 14 MW project was placed in service in December 2023 • 2.8 MW project expected to be placed in service in December 2023 • Utility scale distributed power grid support Advancing Strategic Priorities Solid Oxide Program Advancement • Investing in manufacturing capacity for two solid oxide platforms: power generation and electrolysis • Annual capacity increase to 40 MW on track; potential to increase to 80 MW in the future • Early stages of planning to add an additional 400 MW of solid oxide manufacturing capacity in the U.S. Decarbonize Power Produce Hydrogen The newly operational 14 MW fuel cell platform located in Derby, CT alongside the Housatonic River

Advancing Carbon Capture



ExxonMobil FuelCell Energy

CONTACTS: Esso Netherlands Media Relations +31 785291386
FuelCell Energy +1 2035465844

ExxonMobil to Build CCS Pilot Plant with FuelCell Energy Using Carbonate Fuel Cell Technology

- First time for carbonate fuel cell technology to be piloted for carbon capture in an industrial environment
- Captured CO_2 will be transported and stored via the Porthos project for permanent storage under the North Sea
- If successful, the technology would be commercialized to reduce emissions at ExxonMobil locations and other industrial sites to help customers reduce their emissions

ROTTERDAM, Netherlands and DANBURY, Conn., Dec. 18, 2023 – ExxonMobil's affiliate Esso Nederland BV plans to build a pilot plant at its Rotterdam Manufacturing Complex to test a breakthrough technology that could significantly reduce CO_2 emissions from key industries. The pilot plant aims to obtain data on performance and operability of the carbonate fuel cell (CFC) technology, jointly developed with FuelCell Energy. Additionally, the pilot aims to address potential technical issues that may occur in a commercial environment and better understand the costs of installing and operating a CFC plant for carbon capture.

Esso's Rotterdam integrated manufacturing site will be the first place in the world to pilot this technology. Pending a successful demonstration, ExxonMobil could deploy this technology at its manufacturing sites around the world.

Carbonate fuel cells have a unique ability to capture CO_2 emissions from industrial sources before they are released into the atmosphere, while also making valuable co-products. This feature increases the overall efficiency of the capture process and provides additional value streams that reduce the cost of carbon capture and storage.

CFC technology is also modular, potentially enabling carbon capture across a wide range of deployment scales. When the CFC technology is technically ready for broadscale implementation, it could potentially offer economical decarbonization solutions for customers from a wide range of industries and serve the broader social goal of working towards a net-zero future.

"The unique advantage of this technology is that it not only captures CO_2 but also produces low carbon power, heat, and hydrogen as co-products," said Geoff Richardson, SVP of Commercial and Business Development for ExxonMobil Low Carbon Solutions. "We are excited for the opportunity to pilot this innovation at our own Rotterdam facility."

"FuelCell Energy and ExxonMobil believe that capturing carbon at the source is an efficient way to decarbonize heavy industry. This technology can capture carbon and produce electricity simultaneously, making it a game-changer in the industry," said FuelCell Energy President and Chief Executive Officer Jason Few.

The pilot project is co-funded by the European Union under the Emissions Trading System Innovation Fund and by the Netherlands Enterprise Agency by means of a Demonstration Energy and Climate Innovation (DEI+) grant.

- ExxonMobil announced on December 18th that its affiliate, Esso Nederland BV, plans to build a direct flue gas carbon capture pilot plant at its Rotterdam Manufacturing Complex.
- This site will be the first place in the world to use this technology for carbon capture purposes, a technology that could significantly reduce CO_2 emissions from key industries.
- ExxonMobil indicated they could also deploy this technology at its other manufacturing sites around the world.

"The unique advantage of this technology is that it not only captures CO_2 but also produces low carbon power, heat and hydrogen as co-products. We are excited for the opportunity to pilot this innovation at our own Rotterdam facility."

- Geoff Richardson, SVP of Commercial and Business Development for ExxonMobil Low Carbon Solutions

FuelCell Energy
© 2023 FuelCell Energy
16

© 2023 FuelCell Energy 17 Maintaining strong balance sheet and disciplined capital allocation 2 4 3 Continued execution on large projects and solid oxide capacity expansion 1 Progressing our growth plans, including advancing technology development, scaling our operations, and building commercial relationships 5 Focusing on expanding markets, including Korea, and broader platform applications Key Messages Achieved technical readiness and joint announcement of plans to move forward with Rotterdam carbon capture project with ExxonMobil

© 2023 FuelCell Energy 18 Q&A

© 2023 FuelCell Energy 19 Thank You

© 2023 FuelCell Energy Appendix 20

GAAP to Non-GAAP Reconciliation

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss

	Three Months Ended October 31,		Year Ended October 31,	
(Amounts in thousands)	2023	2022	2023	2022
Net loss	$ (29,458)	$ (42,009)	$ (108,056)	$ (147,232)
Depreciation and amortization (1)	6,716	4,905	25,375	21,274
Provision for income tax	-	325	581	819
Other income, net (2)	(4,508)	(259)	(4,724)	(3,705)
Gain on extinguishment of debt and finance obligations (3)	-	-	(15,337)	-
Interest income	(4,731)	(2,360)	(15,795)	(3,386)
Interest expense	2,321	1,637	7,247	6,394
EBITDA	(29,660)	(37,761)	(110,709)	(122,450)
Share-based compensation expense	2,957	1,666	11,954	6,792
Unrealized gain on derivative asset (4)	(4,127)	-	(4,127)	-
Legal fees incurred for a legal settlement (5)	-	-	-	24,000
Adjusted EBITDA	$ (30,830)	$ (36,095)	$ (102,882)	$ (91,658)

1 Includes depreciation and amortization on our Generation portfolio of $5.4 million and $20.3 million for the three months and year ended October 31, 2023, respectively, and $3.7 million and $15.5 million for the three months and year ended October 31, 2022, respectively.

2 Other income, net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of derivatives, and other items incurred periodically, which are not the result of the Company's normal business operations.

3 The gain on extinguishment of debt and finance obligations was $15.3 million for the year ended October 31, 2023 and represents a one-time gain on the payoff of the PNC Energy Capital, LLC finance obligations in conjunction with a new project financing facility entered into in May 2023.

4 The Company recorded a derivative gain of $4.1 million for the for the three months and year ended October 31, 2023. This was the result of net settling certain natural gas purchases under a previous normal purchase normal sale contract designation which resulted in a change to market-to-market accounting. There were no derivative gains or losses for the three months and year ended October 31, 2022.This gain is classified as Generation cost of sales.

5 The Company recorded legal fees of $24 million related to a legal settlement during the year ended October 31, 2022, which was recorded as an administrative and selling expense.

Financial results are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA are non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in assessing operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges, non-cash (gain) loss on derivative instruments and other unusual items such as the non-recurring legal expense related to the settlement of the POSCO Energy legal proceedings recorded during the first quarter of fiscal 2022, which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

FuelCell Energy
© 2023 FuelCell Energy
21

FuelCell Energy Operating Portfolio and Project Backlog Overview

Generation Operating Portfolio as of October 31, 2023

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	Actual Commercial Operation Date[3]	PPA Term (Years)
Central CT State University ("CCSU")	CCSU (CT University)	New Britain, CT	1.4	Q2 '12	15
Riverside Regional Water Quality Control Plant	City of Riverside (CA Municipality)	Riverside, CA	1.4	Q4 '16	20
Pfizer, Inc.	Pfizer, Inc.	Groton, CT	5.6	Q4 '16	20
Santa Rita Jail	Alameda County, California	Dublin, CA	1.4	Q1 '17	20
Bridgeport Fuel Cell Project	Connecticut Light and Power (CT Utility)	Bridgeport, CT	14.9	Q1 '13	15
Tulare BioMAT	Southern California Edison (CA Utility)	Tulare, CA	2.8	Q1 '20	20
San Bernardino	San Bernardino Municipal Water Dept.	San Bernardino, CA	1.4	Q3 '21	20
LIPA Yaphank Project	PSEG/LIPA, LI NY (Utility)	Long Island, NY	7.4	Q1 '22	18
Groton Project	CMEEC (CT Electric Co-op)	Groton, CT	7.4[2]	Q1 '23	20
Total MW Operating			**43.7**		

Projects in Process as of October 31, 2023

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	PPA Term (Years)
Toyota	Southern California Edison, Toyota	Los Angeles, CA	2.3	20
CT RFP-2	Eversource/United Illuminating (CT Utilities)	Derby, CT	14.0	20
Derby (SCEF)	Eversource/United Illuminating (CT Utilities)	Derby, CT	2.8	20
Trinity College	Trinity College	Hartford, CT	0.3	15
Total MW in Process			**19.4**	

[1] Rated capacity is the platform's design rated output as of the date of initiation of commercial operations except with respect to the Groton Project
[2] The initial operating output is approximately 6.0 MW until a technical improvement plan is fully implemented. Please refer to the Company's 10-K for additional information with respect to this project, the technical improvement plan and future expectations.
[3] Quarters for Actual Commercial Operation Date refer to FuelCell Energy fiscal quarters

FuelCell Energy
© 2023 FuelCell Energy
22